Exhibit 10.64(b)

Second Amendment to the

Advanced Micro Devices, Inc. Executive Investment Account Plan

The Advanced Micro Devices, Inc. Executive Investment Account Plan (Plan) shall be amended as follows:

Effective as of November 11, 2003, Appendix A to the Plan shall be amended to add the following additional plans and percentage limitation.

“6.	Milestone Achievement Plan – 100%”

ADVANCED MICRO DEVICES, INC. ADMINISTRATIVE COMMITTEE

By:	/s/ Kelly Smales

By:	/s/ Mike Woollems

By:	/s/ Reid Linney

By:

By:

Dated: May 25, 2004

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